     As filed with the Securities and Exchange Commission on April 21, 1997


                                                       Registration No. 33-48028

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                USA TRUCK, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                                               75-0556971
      (State or other jurisdiction                                        (I.R.S. Employer Identification No.)
    of incorporation or organization)

        3108 INDUSTRIAL PARK ROAD
           VAN BUREN, ARKANSAS                                                           72956
(Address of Principal Executive Offices)                                               (Zip Code)

                              -------------------

                 NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE
                          DIRECTORS OF USA TRUCK, INC.
                            (Full title of the Plan)

                              -------------------

            ROBERT M. POWELL                                                            COPY TO:
                PRESIDENT                                                             KENN W. WEBB
             USA TRUCK, INC.                                                       THOMPSON & KNIGHT,
        3108 INDUSTRIAL PARK ROAD                                              A PROFESSIONAL CORPORATION
       VAN BUREN, ARKANSAS  72956                                           1700 PACIFIC AVENUE, SUITE 3300
 (Name and address of agent for service)                                          DALLAS, TEXAS  75201
                                                                                     (214) 969-1378
             (501) 471-2500
      (Telephone number, including
    area code, of agent for service)



THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION 38,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THE REGISTRANT. THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 464 UNDER THE SECURITIES ACT OF 1933.


================================================================================

                         DE-REGISTRATION OF SECURITIES

         On May 19, 1992, USA TRUCK, INC. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 33-48028) (the "Registration Statement") covering an aggregate of 25,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant to be offered from time to time by the Registrant pursuant to its Nonqualified Stock Option Plan for Nonemployee Directors (the "Plan"), and the Registration Statement subsequently was declared effective in accordance with Securities and Exchange Commission rules. The aggregate number of shares of Common Stock covered by the Registration Statement was increased to 50,000 shares pursuant to Rule 416 under the Securities Act of 1933 as a result of a 2-for-1 stock split effected as a 100% stock dividend by the Registrant on December 3, 1993.

         The offering of the shares of Common Stock covered by the Registration Statement terminated on February 25, 1997, the date on which the last outstanding option under the Plan was exercised (the "Termination Date"). In accordance with the undertakings of the Registrant set forth in Part II of the Registration Statement, the Registrant hereby de-registers 38,000 shares of Common Stock covered by the Registration Statement that remained unsold as of the Termination Date.




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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on the 21st day of April, 1997.



                                              USA TRUCK, INC.
                                              (Registrant)



                                              By:/s/ ROBERT M. POWELL
                                                 -----------------------------
                                                 Robert M. Powell, President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

               Signature                                      Title                           Date
               ---------                                      -----                           ----
/s/ JAMES B. SPEED*                        Chairman of the Board and Director
---------------------------------------
James B. Speed*

/s/ ROBERT M. POWELL                       President and Director                         April 21, 1997
---------------------------------------    (principal executive officer)
Robert M. Powell

/s/ JERRY D. ORLER*                        Vice President, Finance and Director
---------------------------------------    (principal financial and
Jerry D. Orler*                             accounting officer)

/s/ GEORGE R. JACOBS*                      Director
---------------------------------------
George R. Jacobs*

/s/ JIM L. HANNA*                          Director
---------------------------------------
Jim L. Hanna*

/s/ ROLAND S. BOREHAM, JR.*                Director
---------------------------------------
Roland S. Boreham, Jr.*



*By: /s/ ROBERT M. POWELL                                                                 April 21, 1997
     ----------------------------------
      Robert M. Powell, Attorney-
      in-Fact pursuant to Power of
      Attorney contained in
      Registration Statement






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